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                                                                    Exhibit 23.1




                              ACCOUNTANTS' CONSENT


The Board of Directors
American Retirement Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the presentation of the cost basis of financial information for periods subsequent to a purchase business combination effected on April 1, 1995.


                                      /S/ KPMG PEAT MARWICK LLP


Nashville, Tennessee
July 8, 1998